Exhibit 10.4

Cs Interpharm General Trading LLC 17/02/2025

809, B002 Bay Square Business
Bay, Dubai United Arab
Emirates

Waiver of all Rights for Medusa SDP and fulﬁlment of sales agreement

In reference to the signed Sales Agreement on March 2024 and all its following amendments and issued letters, and pursuant to the signed Settlement Agreement dated 17/02/2025.

I, Luke Wilson, a British citizen, passport number xxxxxx875, and United Arab Emirates ID number xxx-xxxx-xxxx470-2 hereby, conﬁrm the fulﬁlment and conclusion of the sales of Medusa SDP and all its rights and assets to CS Interpharm General Trading LLC.

I hereby, waive, release, and relinquish any and all claims, demands of ownership - current or future - of MEDUSA SDP and all its related companies, partners, aﬃliates, brand, trademark, social media, assets and any equity worldwide.

I hereby indemnify and hold CS Interpharm general trading LLC and its directors, oﬃcers, shareholders, partners, employees and agents, harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses.

Luke Wilson

Dubai, 17 February 2025